UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 21, 2024
ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In November 2023, our Board of Directors (the “Board”) approved the following modifications to the financial measures of our Annual Officer Incentive Plan (the “Plan”) which were intended to neutralize the impact of our acquisition of Magellan Midstream Partners, L.P.:

•Earnings per Share (“EPS”): full-year earnings (net of adjustments described below) for legacy ONEOK business, divided by weighted-average diluted shares outstanding from January 1, 2023 through September 24, 2023.

•Return on Invested Capital (“ROIC”): full-year earnings before interest and taxes (net of adjustments described below) for legacy ONEOK business, divided by daily average invested capital from January 1, 2023 through September 24, 2023.

•The foregoing modifications to EPS and ROIC were adjusted as follows:
–Exclusion of transaction costs incurred due to the acquisition (e.g., fees paid to accounting and other advisors, severance costs, etc.); and
–Adjustment for impact of borrowing funds to pay the cash portion of the purchase price (both interest income and interest expense).

The Plan’s operation measures - Total Recordable Incident Rate and Agency Reportable Environmental Event Rate - were not modified.

At the Board meetings held on February 20 and 21, 2024, the Board finalized and approved payouts under the Plan based on this modified approach.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Exchange Act, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	February 22, 2024	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

3